Sub-Item 77O

Dreyfus Premier Investment Funds, Inc.
Dreyfus Global Real Estate Securities Fund

On October 12, 2011, Dreyfus Global Real Estate Securities Fund, a series of Dreyfus Premier Investment Funds, Inc. (the "Fund"), purchased 11,390 shares of common shares of beneficial interest issued by Senior Housing Properties Trust (CUSIP No.: 81721M109) (the "Common Shares") at a purchase price of $21.00 per share. The Common Shares were purchased from Jefferies & Company, Inc, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC, received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Jefferies & Company, Inc.
Merrill Lynch, Pierce & Smith Incorporated
Citigroup Global Markets Inc.
Morgan Keegan & Company, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
Janney Montgomery Scott LLC
JMP Securities LLC
Oppenheimer & Co. Inc.
BNY Mellon Capital Markets, LLC
Comerica Securities, Inc.
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
SMBC Nikko Capital Markets Limited

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund’s Rule 10f-3 Procedures at a Board meeting held on March 8, 2012. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: Dreyfus Premier Global Real Estate Securities Fund
2. Anticipated Purchase Date: 10/12/2011
3. Total Net Assets of Account/Fund: $217,868,734.82
4. Type and Description of Security to be Purchased: Senior Housing Properties Trust, common stock
5. Credit Rating of Security (Rating/Rating Agency):
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Jefferies
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital
8. Issue Size: $168,000,000 / 8,000,000 shs
9. CUSIP: 81721M109
10. Amount Purchased by Account/Fund: 11,390 shs / $239,190.00
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.142%
12. Amount Purchased as a Percentage of Account/Fund Assets: 0.106%
13. Purchase Price of Securities (if at par, so state): $21.00
14. Commission/Spread Received by Principal Underwriters: $0.5355
15. Yield (as applicable): %
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase %
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes):
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes):

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) : ☒

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print): Urdang Securities Management, Inc.

LOB Portfolio Manager Name (Print) Dean Frankel **Signature** [signature] **Date** 10/13/2011

LOB CIO/COO Name (Print) E. Todd Briddell **Signature** [signature] **Date** 10/13/2011

Chief Compliance Officer Name (Print) R. Joseph Law **Signature** [signature] **Date** 10/13/2011

Notes:
If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO
If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.

- **Exhibit C, ERISA checklist per DOL PTE 75-1**
- **Exhibit D, ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:

- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

Last update: 6/30/10

Table of Contents

Underwriting

We are offering the shares described in this prospectus supplement through the underwriters named below. Jefferies & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are the representatives of the underwriters, and are the joint book-running managers for this offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares listed next to its name in the following table:

Underwriters	Number of Shares
Jefferies & Company, Inc.	1,580,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	1,580,000
Citigroup Global Markets Inc.	1,580,000
Morgan Keegan & Company, Inc.	600,400
Morgan Stanley & Co. LLC	600,400
RBC Capital Markets, LLC	600,400
UBS Securities LLC	600,400
Wells Fargo Securities, LLC	600,400
BB&T Capital Markets, a division of Scott &
Stringfellow, LLC	39,500
Janney Montgomery Scott LLC	39,500
JMP Securities LLC	39,500
Oppenheimer & Co. Inc.	39,500
BNY Mellon Capital Markets, LLC	20,000
Comerica Securities, Inc.	20,000
Mitsubishi UFJ Securities (USA), Inc.	20,000
PNC Capital Markets LLC	20,000
SMBC Nikko Capital Markets Limited	20,000
Total	8,000,000

The underwriting agreement provides that the underwriters must buy all of the shares listed above if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

Our shares are offered subject to a number of conditions, including:

  receipt and acceptance of the shares by the underwriters; and

  the underwriters' right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters and securities dealers may distribute prospectuses electronically.

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